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                                Airclaims Limited

Morgan Stanley Aircraft Finance
C/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, DE 19890
USA



                                                         Date: February 28, 2000


                                     CONSENT

Dear Sirs,

         We refer to our report addressed to Morgan Stanley Aircraft Finance dated November 30, 1999 containing our appraisal of a portfolio of 32 aircraft and one engine (the "Appraisal") and to the filing of a Report on Form 10-K with the Securities and Exchange Commission. We hereby consent to the references to our firm in the Form 10-K and to the inclusion in the Form 10-K of the Appraisal Values.



                                                     Yours faithfully,


                                                     /s/ Chris Seymour

                                                     By:      Chris Seymour
                                                     Title:   Senior Analyst
                                                     Date: February 28, 2000